Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2001 relating to the financial statements as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, which appears in Wisconsin Electric Power Company’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
December 20, 2002